CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors of Franklin Custodian Funds, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No. 72 to the Registration Statement of Franklin Custodian Funds, Inc., on Form N-1A (File No 2-11346) of our report dated November 3, 1995 on our audit of the financial statements and financial highlights of Franklin Custodian Funds, Inc., which report is included in the Annual Report to Shareholders for the year ended September 30, 1995, which is incorporated by reference in the Registration Statement.


                            /s/ Coopers & Lybrand L.L.P
                            COOPERS & LYBRAND L.L.P.



San Francisco, California
November 28, 1995